Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form 10-KSB/A-2 for the year ended November 30, 2006, of the Registration Statement on Form S-8 (No. 333-140223) and Registration Statement on Form S-8/A-1 (No. 333-123826) of Global Green Solutions Inc. (formerly High Grade Mining Corporation) (an exploration stage company) of our Report of Independent Registered Public Accounting Firm, dated March 7, 2007, which appears in the annual report on Form 10-KSB/A-1 for the year ended November 30, 2006.

Vancouver, Canada	"MORGAN & COMPANY"

August 24, 2007	Chartered Accountants